Exhibit 99.1

FOR IMMEDIATE RELEASE

Prologis Sponsors Real Estate Investment Trust in Mexico

SAN FRANCISCO (May 21, 2014) – Prologis, Inc. (NYSE: PLD), the leading global owner, operator and developer of industrial real estate, today announced it will be the sole sponsor of FIBRA Prologis, a real estate investment trust in Mexico.

The Class-A portfolio totals 29.7 million square feet (2.8 million square meters) and includes 177 strategically located logistics and manufacturing facilities in Mexico, of which 61 percent are located in Prologis’ global markets and 39 percent in its regional markets. The portfolio will comprise assets from the former Prologis MX Fund LP and Prologis México Fondo Logístico, as well as from Prologis’ wholly owned Mexico properties.

FIBRA Prologis will serve as the company’s long-term investment vehicle for modern logistics and manufacturing facilities in Mexico. The FIBRA will have a right of first refusal on certain Prologis-developed properties in Mexico. In addition, a wholly owned subsidiary of Prologis will serve as the property and asset manager for FIBRA Prologis.

This announcement is not an offer of securities for sale in the United States or any other jurisdiction. Any securities issued by FIBRA Prologis have not been and will not be registered under the U.S. Securities Act of 1933, as amended. Securities may not be offered or sold in the United States unless they are registered or exempt from registration. This press release is for information purposes only, and includes only information that is publicly available in Mexico. Potential investors interested in acquiring securities issued by FIBRA Prologis in Mexico should not rely on the information contained in this press release, and should only rely on the information contained in the preliminary prospectus or the definitive prospectus published in the web page of the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) at www.cnbv.gob.mx and the Mexican Securities Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) at www.bmv.com.mx when making investment decisions in such securities.

ABOUT PROLOGIS

Prologis, Inc., is the leading owner, operator and developer of industrial real estate, focused on global and regional markets across the Americas, Europe and Asia. As of March 31, 2014, Prologis owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 574 million square feet (53.3 million square meters) in 21 countries. The company leases modern distribution facilities to more than 4,700 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises.

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis operates, management’s beliefs and assumptions made by management. Such statements involve uncertainties that could significantly impact Prologis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements

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that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust (“REIT”) status and tax structuring, (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures and funds, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by Prologis under the heading “Risk Factors.” Prologis undertakes no duty to update any forward-looking statements appearing in this document.

MEDIA CONTACTS

Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Atle Erlingsson, Tel: +1 415 733 9495, aerlingsson@prologis.com, San Francisco

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